Exhibit 99.1
ANI Pharmaceuticals Reports Third Quarter 2026 Financial Results

•Quarterly net revenues of $290.8 million, an increase of 27.6% year-over-year
•Purified Cortrophin® Gel net revenues of $138.7 million, an increase of 36.1% year-over-year
•Quarterly GAAP net income available to common shareholders of $35.1 million; quarterly adjusted non-GAAP EBITDA of $83.3 million, an increase of 39.8% year-over-year
•Diluted GAAP income per share of $1.51 and adjusted non-GAAP diluted earnings per share of $2.70
•Narrows 2026 total company revenue guidance to $1,085 - $1,125 million, revises Cortrophin Gel revenue guidance to $480 - $500 million and raises both adjusted non-GAAP EBITDA to $290 - $300 million, and adjusted non-GAAP diluted earnings per share to $9.37 to $9.71
•Announced offer to acquire Egetis Therapeutics, expanding the scope and scale of ANI’s Rare Disease business
•Repurchased $20 million in common stock year-to-date

PRINCETON, N.J., November 5, 2026 (GLOBE NEWSWIRE) -- ANI Pharmaceuticals, Inc. (Nasdaq: ANIP) (ANI or the Company) today announced financial results and business highlights for the third quarter ended September 30, 2026.

“In the third quarter, ANI delivered strong financial results, while advancing our transformation into a leading Rare Disease company,” said Nikhil Lalwani, President and CEO of ANI. “Cortrophin Gel delivered solid growth, driven by momentum from the gout expansion and continued progress in our existing specialties, while our Generics business continued to outperform. We also executed on our capital allocation strategy by repurchasing shares and expanding the scope and scale of our Rare Disease business through our offer to acquire Egetis Therapeutics. This acquisition would add an FDA-approved rare disease therapy with significant long-term growth potential, that is poised to address the unmet need of patients with MCT8 deficiency who have no other approved treatment options.”

“As we head into the end of the year, we are focused on delivering our 2026 financial guidance and advancing the proposed acquisition of Egetis toward closing. We are also executing multiple operational and strategic initiatives to achieve approximately 40% year-over-year growth in 2026 for Cortrophin and capture the significant multi-year growth opportunity ahead,” he concluded.

Third Quarter and Recent Business Highlights:

Rare Disease
•Cortrophin Gel:
▪Cortrophin Gel net revenues were $138.7 million for the third quarter of 2026, an increase of 36.1% over the same period in 2025. Year-over-year growth in the third quarter of 2026 was driven by momentum from the gout expansion and continued progress in the existing specialty areas of Nephrology, Neurology, Rheumatology, Ophthalmology, and Pulmonology.

▪Leading indicators of demand in the gout expansion remained strong, with new gout patient cases doubling quarter-over-quarter and an approximately 67% increase in the number of new prescribers.
▪However, revenue conversion was slower than expected in both existing specialties and gout, due to capacity constraints in the Company’s specialty pharmacy network. The Company is expanding its specialty pharmacy network and patient support capabilities to accelerate the conversion of strong demand into patients on therapy.

•ILUVIEN:
▪ILUVIEN® net revenues were $22.3 million for the third quarter of 2026, an increase of 34.1% over the same period in 2025 due to increased volumes and phasing of international shipments.
▪The Company announced 6- and 24-month topline data from the Phase 4 open-label single-arm SYNCHRONICITY clinical trial in chronic non-infectious uveitis affecting the posterior segment of the eye (NIU-PS) and presented select secondary endpoint analyses highlighting durable efficacy at the American Academy of Ophthalmology annual conference in October 2026.

Generics
•Generics net revenues were $104.5 million in the third quarter of 2026, an increase of 10.7% over the same period in 2025, driven by strong market demand for our existing products and new product launches in 2025 and 2026.
•Launched 16 new Generics products year-to-date.

Brand Royalties and Other Revenues
•The Company recognized $11.5 million of revenue under the Harmony Agreement, comprised of $9.5 million of royalties on net sales of pitolisant-based products for the third quarter of 2026 and $2.0 million of revenue associated with the achievement of certain development milestones. In addition, the Company will continue to earn low single digit royalties on net sales of pitolisant-based products.

Brands
•Brands net revenues were $10.0 million for the third quarter of 2026, a decrease of 6.5% compared to the same period in 2025, reflecting a net decrease in demand for certain products.

Corporate Highlights

Offer to Acquire Egetis Therapeutics AB
On November 5, 2026, ANI announced a recommended public offer to acquire the shares in Egetis Therapeutics AB (‘Egetis’) for SEK 11.25 per share, representing a 27% premium to the 60-day VWAP, as well as the convertible debt and the warrants issued by Egetis. The Offer, if consummated, would add EMCITATE® (tiratricol), the first and only approved treatment in the U.S. and Europe for peripheral thyrotoxicosis associated with MCT8 deficiency, a rare genetic disorder, supported by Orphan Drug exclusivity and patent protection into 2045. The value of the Offer, including outstanding incentive programs, amounts to approximately SEK 5.6 billion or approximately $5601 million.

1 Calculated utilizing 30 trading day average USD to SEK exchange rate of 9.9471 as of November 3, 2026.

On November 4, 2026, Egetis announced that it had entered into a definitive asset purchase agreement to sell its Rare Pediatric Disease Priority Review Voucher (PRV) for gross proceeds of $190.0 million (USD).

Upon the closing of the PRV sale, former owners of Rare Thyroid Therapeutics International AB (RTTI) will receive an earn-out of their share under agreements governing Egetis’ acquisition of RTTI. The consideration in the Offer fully reflects the net value of the PRV on the terms of that sale. When adjusted for the estimated PRV net proceeds, the enterprise value reflected in the deal is approximately $4341 million.

The Board of Directors of Egetis unanimously recommends that Egetis’ shareholders and the holder of the convertible and the warrants accept the Offer. In addition, shareholders representing in total approximately 42 percent of the total number of outstanding shares in Egetis, have undertaken to accept the Offer, under certain conditions.

The Offer is subject to customary closing conditions, including that the Offer is accepted by shareholders representing at least 90 percent of the outstanding shares in Egetis, and that ANI receives necessary regulatory approvals.

The Offer is financed in full through a combination of cash on hand and new debt financing provided by JPMorgan Chase Bank, N.A., on terms customary for financing of public offers on the Swedish market.

The acceptance period in the offer is expected to commence on or around November 20, 2026 and to expire on or around December 18, 2026. For information in relation to the Offer, please refer to the formal offer announcement available on www.biopharma-offer.com.

Share Repurchase Program
Effective on May 8, 2026, ANI’s board of directors authorized a share repurchase program to repurchase up to $100.0 million of the Company’s common stock. During the third quarter of 2026, the Company repurchased 102,492 shares for approximately $7.5 million. From October 1 through November 2, 2026, ANI repurchased an additional 173,143 shares for approximately $12.5 million. In total, through November 2, 2026, ANI has repurchased 275,635 shares under the share repurchase program for approximately $20.0 million.

1 Calculated utilizing 30 trading day average USD to SEK exchange rate of 9.9471 as of November 3, 2026.

Third Quarter 2026 Financial Results

	Three Months Ended September 30,
(in thousands)	2026	2025	Change	% Change
Rare Disease and Brands
Cortrophin Gel	$138,655	$101,850	$36,805	36.1%
ILUVIEN(1)	22,254	16,600	5,654	34.1%
Rare Disease total net revenues	$160,909	$118,450	$42,459	35.8%
Brands	9,978	10,675	(697)	(6.5)%
Brand royalties and other revenues	11,460	—	11,460	N/M
Rare Disease and Brands total net revenues	$182,347	$129,125	$53,222	41.2%
Generics and Other
Generic pharmaceutical products	104,455	94,375	10,080	10.7%
Other generic revenues	3,975	4,313	(338)	(7.8)%
Generics and Other total net revenues	$108,430	$98,688	$9,742	9.9%
Total net revenues	$290,777	$227,813	$62,964	27.6%
(1) There were no sales of YUTIQ during the three months ended September 30, 2026 and 2025, as the Company transitioned U.S. promotional efforts from YUTIQ to ILUVIEN, which has a combined label of DME and NIU-PS as of the second quarter of 2025.

All comparisons are made versus the same period in 2025 unless otherwise stated.

Total net revenues for the third quarter of 2026 were $290.8 million, an increase of 27.6% over the prior year period.

Net revenues for Rare Disease, which includes Cortrophin Gel and ILUVIEN, increased 35.8% to $160.9 million. Cortrophin Gel net revenues increased 36.1% to $138.7 million and ILUVIEN net revenues increased 34.1% to $22.3 million. Growth for Cortrophin Gel was driven primarily by increased volume.

Net revenues for Brands decreased 6.5% to $10.0 million driven by a net decrease in demand for certain products.

Net revenues from Brand royalties and other revenues include $2.0 million of revenue associated with the achievement of development milestones and royalties of approximately $9.5 million, related to the Harmony Agreement.

Net revenues for Generic pharmaceutical products increased 10.7% to $104.5 million driven by strong market demand for our existing products and new product launches in 2025 and 2026.

On a GAAP basis, gross margin increased from 59.0% to 61.6%, while on a non-GAAP basis, gross margin increased from 59.2% to 61.8%. Both increases were primarily due to a favorable shift in product mix year over year in conjunction with revenue recognized under the Harmony Agreement, tempered by an increase in sales of products that bear a royalty payable.

On a GAAP basis and a non-GAAP basis, research and development expenses increased 5.6% to $13.0 million and 4.7% to $12.3 million, respectively, driven by timing associated with ongoing and new projects to support future growth of our Rare Disease and Generics businesses.

On a GAAP basis, selling, general, and administrative expenses increased 23.8% to $94.9 million, while on a non-GAAP basis, selling, general, and administrative expenses increased 32.4% to $84.2 million. Both comparisons include expense related to expansion of the Rare Disease team, which is targeting opportunities in acute gouty arthritis, and an overall increase in activities to support the growth of our business.

On a GAAP basis, the Company reported net income available to common shareholders of $35.1 million, or $1.51 per diluted share, for the third quarter of 2026 compared to $26.3 million, or $1.13 per diluted share, in the prior year period. On a non-GAAP basis, the Company reported adjusted diluted earnings per share of $2.70 for the third quarter of 2026 compared to $2.04 in the prior year period.

Adjusted non-GAAP EBITDA for the third quarter of 2026 was $83.3 million, an increase of 39.8% from the third quarter of 2025, driven by increased net revenues and gross profit.

For reconciliations of adjusted non-GAAP metrics, including non-GAAP research and development expenses, non-GAAP selling, general and administrative expenses, adjusted non-GAAP EBITDA, non-GAAP gross margin, and adjusted non-GAAP diluted earnings per share to the most directly comparable GAAP financial measures, please see Table 3, Table 4, and Table 5 below, respectively.

Liquidity

As of September 30, 2026, the Company had $420.8 million in unrestricted cash and cash equivalents, $304.5 million in net accounts receivable and $616.9 million in principal value of outstanding debt (inclusive of the Company’s senior convertible notes). The Company generated cash flow from operations of $198.8 million on a year to date basis.

Full Year 2026 Financial Guidance

	Revised Full Year 2026 Guidance	Previous Full Year 2026 Guidance	2025 Actual	Growth
Net Revenue (Total Company)	$1,085 million - $1,125 million	$1,080 million - $1,140 million	$883 million	23% - 27%
Cortrophin Gel Net Revenue	$480 million - $500 million	$520 million - $540 million	$348 million	38% - 44%
ILUVIEN Net Revenue	$80 million - $85 million	$78 million - $83 million	$75 million	7% - 14%
Adjusted Non-GAAP EBITDA	$290 million - $300 million	$285 million - $300 million	$230 million	26% - 31%
Adjusted Non-GAAP Diluted EPS	$9.37 - $9.71	$9.19 - $9.69	$7.89	19% - 23%

ANI expects full year total company adjusted non-GAAP gross margin between 60.3% and 61.0% and anticipates between approximately 21.5 million and 21.8 million shares outstanding for the purpose of calculating full year adjusted non-GAAP diluted EPS. The Company now expects its annual U.S. GAAP effective tax rate to be between 27% and 29% and will continue to tax effect non-GAAP adjustments for computation of adjusted non-GAAP diluted earnings per share utilizing a tax rate of 26%.

Conference Call

The Company’s management will host a conference call and webcast today, Thursday, November 5, 2026, at 8:00 a.m. ET to discuss its third quarter 2026 results and the proposed Egetis Therapeutics acquisition.

To join the conference call, please dial +1(833) 630-1956 (U.S. and Canada) or +1(412) 317-1837 (International callers). Please reference the “ANI Pharmaceuticals Third Quarter 2026 Earnings Call.”

To view the webcast, please click here. Links to access the webcast will also be available on the “Events & Presentations” page of the Company’s website at https://www.anipharmaceuticals.com, under the “Investors” section. A replay of the event will remain accessible for up to one year.

Non-GAAP Financial Measures

Adjusted non-GAAP EBITDA

ANI’s management considers adjusted non-GAAP EBITDA to be an important financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by non-cash stock-based compensation and differences in capital structures, tax structures, capital investment cycles, ages of related assets, and compensation structures among otherwise comparable companies. Management uses adjusted non-GAAP EBITDA when analyzing Company performance.

Adjusted non-GAAP EBITDA is defined as net income, excluding tax expense, interest expense, net, other expense (income), net, depreciation and amortization expense, non-cash stock-based compensation expense, M&A transaction and integration expenses, contingent consideration fair value adjustments, unrealized gain (loss) on our investment in equity securities, expenses incurred and settlement payments received in connection with certain litigation matters, severance expenses, and certain other items that vary in frequency and impact on ANI’s results of operations. Adjusted non-GAAP EBITDA should be considered in addition to, but not in lieu of, net income or loss reported under GAAP. A reconciliation of adjusted non-GAAP EBITDA to the most directly comparable GAAP financial measure is provided below.

ANI is not providing a reconciliation for the forward-looking full year 2026 adjusted non-GAAP EBITDA guidance because it does not currently have sufficient information to accurately estimate all of the variables and individual adjustments for such reconciliation, including “with” and “without” tax provision information. As such, ANI’s management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Adjusted non-GAAP Net Income

ANI’s management considers adjusted non-GAAP net income to be an important financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by the non-cash stock-based compensation, non-cash interest expense, depreciation and amortization, M&A transaction and integration expenses, contingent consideration fair value adjustment, unrealized (gain) loss on our investment in equity securities, expenses incurred and settlement payments received in connection with certain litigation matters, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations. Management uses adjusted non-GAAP net income when analyzing Company performance.

Adjusted non-GAAP net income is defined as net income available to common shareholders, plus the non-cash stock-based compensation, non-cash interest expense, depreciation and amortization, M&A transaction and integration expenses, contingent consideration fair value adjustment, unrealized (gain) loss on our investment in equity securities, expenses incurred and settlement payments received in connection with certain litigation matters, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations, less the tax impact of these adjustments calculated using an estimated statutory tax rate. Management will continually analyze this metric and may include additional adjustments in the calculation in order to provide further understanding of ANI’s results. Adjusted non-GAAP net income should be considered in addition to, but not in lieu of, net income reported under GAAP. A reconciliation of adjusted non-GAAP net income to the most directly comparable GAAP financial measure is provided below.

Adjusted non-GAAP Diluted Earnings per Share

ANI’s management considers adjusted non-GAAP diluted earnings per share to be an important financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by the non-cash stock-based compensation, non-cash interest expense, depreciation and amortization, M&A transaction and integration expenses, contingent consideration fair value adjustment, unrealized (gain) loss on our investment in equity securities, expenses incurred and settlement payments received in connection with certain litigation matters, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations. Management uses adjusted non-GAAP diluted earnings per share when analyzing Company performance.

Non-GAAP Adjusted Diluted Weighted-Average Shares Outstanding exclude certain dilutive shares related to the senior convertible notes as they are intended to be covered by our capped call transactions. Our outstanding capped call transactions are intended to fully offset the dilutive effect of the senior convertible notes recognized in the calculation of GAAP diluted EPS, and therefore 121,000 shares and 119,000 shares, for the three and nine months ended September 30, 2026, respectively, have been excluded from the calculation of Non-GAAP Adjusted Diluted Weighted-Average Shares Outstanding.

Adjusted non-GAAP diluted earnings per share is defined as adjusted non-GAAP net income, as defined above, divided by the diluted weighted average shares outstanding during the period. Management will continually analyze this metric and may include additional adjustments in the calculation in order to provide further understanding of ANI’s results. Adjusted non-GAAP diluted earnings per share should be considered in addition to, but not in lieu of, diluted earnings (loss) per share reported under GAAP. A reconciliation of adjusted non-GAAP diluted earnings per share to the most directly comparable GAAP financial measure is provided below.

ANI is not providing a reconciliation for the forward-looking full year 2026 adjusted non-GAAP diluted earnings per share guidance because it does not currently have sufficient information to accurately estimate all of the variables and individual adjustments for such reconciliation, including “with” and “without” tax provision information. As such, ANI’s management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Other non-GAAP metrics

ANI’s management considers non-GAAP research and development expenses and non-GAAP selling, general, and administrative expenses to be financial indicators of ANI’s operating performance, providing investors and analysts with useful measures of operating results unaffected by non-cash stock-based compensation expense, M&A transaction and integration expenses, expenses incurred and settlement payments received in connection with certain litigation matters, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations.

Management uses adjusted non-GAAP research and development expenses and non-GAAP selling, general, and administrative expenses when analyzing Company performance. Non-GAAP research and development expenses is defined as research and development expenses, excluding non-cash stock-based compensation expense, and certain other items that vary in frequency and impact on ANI’s results of operations.

Non-GAAP selling, general, and administrative expenses is defined as selling, general, and administrative expenses, excluding non-cash stock-based compensation expense, M&A transaction and integration expenses, expenses incurred and settlement payments received in connection with certain litigation matters, severance expense, and certain other items that vary in frequency and impact on ANI’s results of operations.

Each of adjusted non-GAAP research and development expenses and non-GAAP selling, general, and administrative expenses should be considered in addition to, but not in lieu of, research and development expenses, and selling, general, and administrative expenses reported under GAAP, respectively.

A reconciliation of each of non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses to the most directly comparable GAAP financial measure is provided below.

ANI’s management also considers non-GAAP gross margin to be a financial indicator of ANI’s operating performance, providing investors and analysts with a useful measure of operating results unaffected by non-cash stock-based compensation expense, and certain other items that vary in frequency and impact on ANI’s results of operations. Management uses non-GAAP gross margin when analyzing Company performance.

Non-GAAP gross margin is defined as adjusted non-GAAP net revenues less non-GAAP cost of sales (excluding depreciation and amortization) divided by non-GAAP net revenues. Non-GAAP cost of sales is defined as cost of sales (excluding depreciation and amortization), excluding non-cash stock-based compensation expense and certain other items that vary in frequency and impact on ANI’s results of operations. Non-GAAP gross margin should be considered in addition to, but not in lieu of, gross margin reported under GAAP.

ANI is not providing a reconciliation for the forward-looking full year 2026 adjusted non-GAAP gross margin guidance because it does not currently have sufficient information to accurately estimate all of the variables and individual adjustments for such reconciliation. As such, ANI’s management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

About ANI

ANI Pharmaceuticals, Inc. (Nasdaq: ANIP) is a diversified biopharmaceutical company committed to its mission of “Serving Patients, Improving Lives” by developing, manufacturing, and commercializing innovative and high-quality therapeutics. The Company is focused on delivering sustainable growth through its Rare Disease business, which markets novel products in the areas of ophthalmology, rheumatology, nephrology, neurology, and pulmonology; its Generics business, which leverages R&D expertise, operational excellence, and U.S.-based manufacturing; and its Brands business. For more information, visit https://www.anipharmaceuticals.com/.

Forward-Looking Statements

To the extent any statements made in this release deal with information that is not historical, these are forward-looking statements. Such statements include, but are not limited to, statements regarding the Company’s strategy; its expectations regarding its future operations, financial position or revenues, including its 2026 financial guidance; the public offer to the shareholders of Egetis Therapeutics and statements related to the potential acquisition of Egetis Therapeutics, including the potential addition of EMCITATE to the Company’s asset portfolio through the proposed acquisition and the anticipated timing and expenses related to the acquisition; the anticipated sales potential of EMCITATE; the Company’s expectations regarding its share repurchase program; the results and timing of the Company’s preclinical studies, clinical trials, regulatory submissions and regulatory approvals; the commercialization and anticipated sales of the Company’s products, including current and planned product launches and any additional product launches from the Company’s generic pipeline; the Company’s estimates of the market opportunity and addressable patient populations for its products; the execution capabilities of the Company’s sales representatives for acute gouty arthritis for Cortrophin Gel; the Company’s anticipated growth opportunities, including for Cortrophin Gel and ILUVIEN; the Company’s positioning for continued shareholder value creation; anticipated R&D developments and clinical trial advances; and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “plans,” “potential,” “future,” “believes,” “intends,” “continue,” the negatives thereof, or other words of similar meaning, derivations of such words and the use of future dates.

Uncertainties and risks may cause the Company’s actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to: the ability of the Company’s approved products, including Cortrophin Gel and ILUVIEN, to achieve commercialization at levels of market acceptance that will allow the Company to maintain profitability; the Company’s ability to complete or achieve any or all of the intended benefits of acquisitions and investments, in a timely manner or at all; delays and disruptions in the production of the Company’s approved products; increased costs and potential loss of revenues if the Company needs to change suppliers due to the limited number of suppliers for its raw materials, active pharmaceutical ingredients, excipients, and other materials; delays and disruptions in the production of the Company’s approved products as a result of its reliance on single source third party contract manufacturing supply for certain of its key products, including Cortrophin Gel and ILUVIEN; delays or failure to obtain or maintain approvals by the FDA of the Company’s products; changes in policy or actions that may be taken by the FDA, United States Drug Enforcement Administration and other regulatory agencies; risks that the Company may face with respect to importing raw materials and delays in delivery of raw materials and other ingredients and supplies necessary for the manufacture of the Company’s products from both domestic and overseas sources due to supply chain disruptions or for any other reason, including increased costs due to tariffs or macroeconomic disruptions; the ability of the Company’s manufacturing partners to meet its product demands and timelines; the impact of changes or fluctuations in exchange rates; the Company’s ability to develop, license or acquire, and commercialize new products; the Company’s obligations in agreements under which it licenses, develops or commercializes rights to products or technology from third parties and its ability to maintain such licenses; the level of competition the Company faces and the legal, regulatory and/or legislative strategies employed by its competitors to prevent or delay competition from generic alternatives to branded products; the Company’s ability to protect its intellectual property rights; the impact of legislative or regulatory reform on the pricing for pharmaceutical products; the impact of any litigation to which the Company is, or may become, a party; the Company’s ability, and that of its suppliers, development partners, and manufacturing partners, to comply with laws, regulations and standards that govern or affect the pharmaceutical and biotechnology industries;

the Company’s ability to maintain the services of its key executives and other personnel; and general business and economic conditions, such as inflationary pressures and geopolitical conditions.

More detailed information on these and additional factors that could affect the Company’s actual results is included in the Company’s filings with the Securities and Exchange Commission (SEC), including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, and other periodic reports, as well as other filings with the SEC. All forward-looking statements in this news release speak only as of the date of this news release and are based on the Company’s current beliefs, assumptions, and expectations. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations:
Irina Koffler, Vice President, Investor Relations
T: 917-734-7387
E: Irina.koffler@anipharmaceuticals.com

Media Relations:
Argot Partners
T: 212-600-1494
E: ani@argotpartners.com

SOURCE: ANI Pharmaceuticals, Inc.

FINANCIAL TABLES FOLLOW

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 1: US GAAP Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net Revenues	$290,777	$227,813	$794,283	$636,306

Operating Expenses
Cost of sales (excluding depreciation and amortization)	111,531	93,389	305,271	241,041
Research and development	12,997	12,304	38,344	39,403
Selling, general, and administrative	94,862	76,656	260,178	234,955
Depreciation and amortization	19,552	22,632	60,111	68,804
Contingent consideration fair value adjustment	(538)	(14,470)	(1,342)	(25,285)
Loss on disposal of assets	—	295	—	295
Intangible asset impairment charge	—	767	—	767

Total Operating Expenses, net	238,404	191,573	662,562	559,980

Operating income	52,373	36,240	131,721	76,326

Other (expense) income, net
Unrealized (loss) gain on investment in equity securities	(35)	3,140	6,459	2,551
Interest expense, net	(3,056)	(4,727)	(10,461)	(15,649)
Other (expense) income, net	(241)	(853)	(1,360)	1,084

Income Before Income Tax Expense	49,041	33,800	126,359	64,312

Income tax expense	13,892	7,183	37,007	13,465

Net Income	$35,149	$26,617	$89,352	$50,847

Dividends on Series A Convertible Preferred Stock	—	(344)	—	(1,157)

Net Income Available to Common Shareholders	$35,149	$26,273	$89,352	$49,690

Basic and Diluted Income Per Share:
Basic Income Per Share	$1.54	$1.19	$3.94	$2.26
Diluted Income Per Share	$1.51	$1.13	$3.86	$2.15

Basic Weighted-Average Shares Outstanding	21,212	20,074	21,095	19,840
Diluted Weighted-Average Shares Outstanding	21,675	21,093	21,598	20,911

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 2: US GAAP Balance Sheets
(unaudited, in thousands)

	September 30, 2026	December 31, 2025
Current Assets
Cash and cash equivalents	$420,758	$285,585
Restricted cash	35	36
Accounts receivable, net	304,450	281,082
Inventories	136,411	143,067
Prepaid expenses and other current assets	25,577	34,216
Investment in equity securities	15,590	9,131
Total Current Assets	902,821	753,117
Non-current Assets
Property and equipment, net	81,552	62,476
Deferred tax assets, net	74,668	69,072
Intangible assets, net	433,109	479,526
Goodwill	62,480	62,480
Other non-current assets	13,031	13,706
Total Assets	$1,567,661	$1,440,377

Current Liabilities
Accounts payable	$74,415	$62,583
Accrued royalties	66,054	48,497
Accrued compensation and related expenses	34,950	37,897
Accrued government rebates	56,635	43,154
Returned goods reserve	45,648	49,504
Accrued expenses and other	18,674	16,970
Income taxes payable	8,979	2,239
Current debt, net	23,362	17,268
Total Current Liabilities	328,717	278,112

Non-current Liabilities
Debt, net	274,314	291,840
Convertible notes, net	309,556	307,927
Contingent consideration	7,836	9,610
Other non-current liabilities	10,125	12,164
Total Liabilities	$930,548	$899,653

Stockholders’ Equity
Common Stock	3	3
Class C Special Stock	—	—
Preferred Stock	—	—
Treasury stock	(62,212)	(33,249)
Additional paid-in capital	634,239	596,036
Retained earnings (Accumulated deficit)	66,253	(23,099)
Accumulated other comprehensive (loss) income, net of tax	(1,170)	1,033
Total Stockholders’ Equity	637,113	540,724

Total Liabilities and Stockholders’ Equity	$1,567,661	$1,440,377

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 3: Adjusted non-GAAP EBITDA Calculation and US GAAP to Non-GAAP Reconciliation
(unaudited, in thousands)

				Reconciliation of certain adjusted non-GAAP accounts:
				Net Revenues		Cost of sales (excluding depreciation and amortization)		Selling, general, and administrative		Research and development
	Three Months Ended September 30,			Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,
	2026	2025		2026	2025	2026	2025	2026	2025	2026	2025
Net Income	$35,149	$26,617	As reported:	$290,777	$227,813	$111,531	$93,389	$94,862	$76,656	$12,997	$12,304

Add/(Subtract):
Interest expense, net	3,056	4,727
Other expense, net	241	853
Income tax expense	13,892	7,183
Depreciation and amortization	19,552	22,632
Contingent consideration fair value adjustment	(538)	(14,470)
Unrealized loss (gain) on investment in equity securities	35	(3,140)
Intangible asset impairment charge	—	767
Loss on disposal of assets	—	295
Stock-based compensation	11,631	9,691	Stock-based compensation	—	—	(543)	(516)	(10,435)	(8,660)	(653)	(515)
M&A transaction and integration expenses	(33)	599	M&A transaction and integration expenses	—	—	—	—	33	(599)	—	—
Litigation expenses	310	3,847	Litigation expenses	—	—	—	—	(310)	(3,847)	—	—
Adjusted non-GAAP EBITDA	$83,295	$59,601	As adjusted:	$290,777	$227,813	$110,988	$92,873	$84,150	$63,550	$12,344	$11,789

				Reconciliation of certain adjusted non-GAAP accounts:
				Net Revenues		Cost of sales (excluding depreciation and amortization)		Selling, general, and administrative		Research and development
	Nine Months Ended September 30,			Nine Months Ended September 30,		Nine Months Ended September 30,		Nine Months Ended September 30,		Nine Months Ended September 30,
	2026	2025		2026	2025	2026	2025	2026	2025	2026	2025
Net Income	$89,352	$50,847	As reported:	$794,283	$636,306	$305,271	$241,041	$260,178	$234,955	$38,344	$39,403

Add/(Subtract):
Interest expense, net	10,461	15,649
Other expense (income), net	1,360	(1,084)
Income tax expense	37,007	13,465
Depreciation and amortization	60,111	68,804
Contingent consideration fair value adjustment	(1,342)	(25,285)
Unrealized gain on investment in equity securities	(6,459)	(2,551)
Intangible asset impairment charge	—	767
Loss on disposal of assets	—	295
Stock-based compensation	33,228	28,161	Stock-based compensation	—	—	(1,590)	(1,296)	(29,745)	(25,241)	(1,893)	(1,624)
M&A transaction and integration expenses	268	3,216	M&A transaction and integration expenses	—	—	—	—	(268)	(3,216)	—	—
Litigation expenses and settlement proceeds	(6,098)	12,038	Litigation expenses and settlement proceeds	—	—	—	—	6,098	(12,038)	—	—
Severance	—	105	Severance	—	—	—	—	—	(105)	—	—
Adjusted non-GAAP EBITDA	$217,888	$164,427	As adjusted:	$794,283	$636,306	$303,681	$239,745	$236,263	$194,355	$36,451	$37,779

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 4: US GAAP Gross Margin to Non-GAAP Gross Margin Reconciliation
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP net revenues	$290,777	$227,813	$794,283	$636,306
GAAP cost of sales (excluding depreciation and amortization)	111,531	93,389	305,271	241,041
GAAP gross profit	$179,246	$134,424	$489,012	$395,265
Stock-based compensation	543	516	1,590	1,296
Non-GAAP gross profit	$179,789	$134,940	$490,602	$396,561
GAAP gross margin	61.6%	59.0%	61.6%	62.1%
Non-GAAP gross margin	61.8%	59.2%	61.8%	62.3%

ANI Pharmaceuticals, Inc. and Subsidiaries
Table 5: Adjusted non-GAAP Net Income and Adjusted non-GAAP Diluted Earnings per Share Reconciliation
(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net Income Available to Common Shareholders	$35,149	$26,273	$89,352	$49,690

Add/(Subtract):
Non-cash interest expense	43	225	397	736
Depreciation and amortization	19,552	22,632	60,111	68,804
Contingent consideration fair value adjustment	(538)	(14,470)	(1,342)	(25,285)
Loss on disposal of assets	—	295	—	295
Unrealized loss (gain) on investment in equity securities	35	(3,140)	(6,459)	(2,551)
Intangible asset impairment charge	—	767	—	767
Stock-based compensation	11,631	9,691	33,228	28,161
M&A transaction and integration expenses	(33)	599	268	3,216
Litigation expenses and settlement proceeds	310	3,847	(6,098)	12,038
Severance	—	—	—	105
Other expense (income)	166	794	1,269	(1,215)
Less:
Estimated tax impact of adjustments	(8,103)	(5,522)	(21,157)	(22,118)

Adjusted non-GAAP Net Income Available to Common Shareholders (1)	$58,212	$41,991	$149,569	$112,643
Diluted Weighted-Average
Shares Outstanding	21,675	21,093	21,598	20,911
Adjusted Diluted Weighted-Average (2)
Shares Outstanding	21,554	20,591	21,479	20,318

Adjusted non-GAAP
Diluted Earnings per Share	$2.70	$2.04	$6.96	$5.54

(1) Adjusted non-GAAP Net Income Available to Common Shareholders excludes undistributed earnings to participating securities.
(2) Non-GAAP Adjusted Diluted Weighted-Average Shares Outstanding exclude certain dilutive shares related to the senior convertible notes as they are intended to be covered by our capped call transactions. Our outstanding capped call transactions are intended to fully offset the dilutive effect of the senior convertible notes recognized in the calculation of GAAP diluted EPS, and therefore 121,000 shares and 119,000 shares, for the three and nine months ended September 30, 2026, respectively, have been excluded from the calculation of Non-GAAP Adjusted Diluted Weighted-Average Shares Outstanding.